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                                                                   EXHIBIT 10.17

                           CHANGE OF CONTROL AGREEMENT

THIS AGREEMENT made as of the 1st day of May, 1996

BETWEEN:

               VAN WATERS & ROGERS LTD., a company duly incorporated under the laws of the Province of British Columbia and having its registered and records offices located at 2500 - 1055 Dunsmuir Street, Vancouver, B.C. V7X 1S8

               (the "Corporation")

                                                          OF THE FIRST PART

AND:

               LARRY BULLOCK, of 17864 20th Avenue, Surrey, British Columbia, V3S 5J9

               (the "Executive")

                                                          OF THE SECOND PART

WHEREAS:

         The Corporation is wholly-owned and controlled by Univar Corporation, a Washington corporation (the "Parent");

         The Executive is an employee of long service with the Corporation and the Parent;

         The Corporation and the Parent have recognized that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions of its key management personnel due to the uncertainty inherent in such a situation;

         The Corporation and the Parent have determined that it is essential and in their best interests to retain the services of the Executive in the event of a threat or the occurrence of a Change in Control and to ensure the continued dedication and efforts of the Executive in such event without undue concern for his personal financial and employment security; and

         In order to induce the Executive to remain in the employ of the Corporation, particularly in the event of a threat or the occurrence of a Change in Control, the Corporation desires to enter into this agreement with the Executive to provide the Executive with certain benefits in the event his employment is terminated as a result of, or in connection with, a Change in Control.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the continued employment of the Executive by the Corporation and the mutual covenants and agreements herein contained, the parties hereto agree each with the other as follows:

CHANGE IN CONTROL

A reference herein to "Change in Control" shall mean the occurrence during the term of this agreement of any of the following events:

         An acquisition (other than directly from the Parent) of any voting securities of the Parent (the "Voting Securities") by a "Person" or "Group" (as such terms are used for purposes of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), immediately after which such Person or Group has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than fifty percent (50%) of the combined voting power of the Parent's then outstanding Voting Securities;

         The board of directors (the "Board") of the Parent ceases for any reason to have at least a majority of "Unaffiliated Directors" (which shall be defined as all members of the Board except those who are or were proposed for nomination as a member of the Board or otherwise are "affiliated" or "associated" (as those terms are used for




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               purposes of Rule 12b-2 of the 1934 Act Regulations) with a Person which has Beneficial Ownership of ten percent (10%) or more of the combined voting power of the Parent;

         Approval by stockholders of the Parent of a merger, consolidation or reorganization involving the Parent, unless:

               the stockholders of the Parent, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as the ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and at least a majority of the members of the board of directors V the Surviving Corporation are Unaffiliated Directors who were directors of the Parent immediately prior to the execution of the agreement providing for such merger or consolidation or reorganization;

         Approval by stockholders of the Parent of a complete liquidation or dissolution of the Parent; and

         Notwithstanding anything contained in this agreement to the contrary, if the Executive's employment is terminated during the term of this agreement and the Executive reasonably demonstrates that such termination:

               was at the request of a third party who has indicated an
                       intention to take or has taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control, or otherwise occurred in connection with, or in anticipation of, a
                       Change in Control which actually occurs,

               then for all purposes of this agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

TERMINATION OF EMPLOYMENT

For the purposes of this Agreement, the phrase "termination of the Executive's employment", or words of similar import, shall mean resignation (subject to the last two paragraphs of this section) by the Executive or any other termination of the Executive for any reason other than:

         (i)   cause (as hereinafter defined),

         (ii)  the Executive having reached the age of 65,

         (iii) death, or

         (iv) disability if such disability would have been covered by the Parent's long term disability plan had the Executive been eligible to receive benefits under such plan,

and "Termination Date" shall mean the effective date of the termination of the Executive's employment.

             A resignation by Executive shall not be deemed a "termination of employment" for purposes of this Agreement if (i) such resignation occurs within twenty-four months after a Change of Control and the "Transaction" leading to the Change of Control was "Approved in Advance" by a majority of the Disinterested Directors (as such term is defined in the Articles of Incorporation of Parent), and (ii) Executive does not have "Good Reason" to terminate.

         For purposes of this Section: (x) the "Transaction" shall include the event or events causing or leading to the Change of Control and any transaction by the same Person, members of the same Group, or any Person Associated or Affiliated with such Person or Group (as such capitalized terms are defined in the Articles of Incorporation of Parent) initiated or announced within two years prior to the transaction or event which effects a Change of Control; (y) "Approved in Advance" shall mean prior to the earliest announcement or other initiation of any transaction or event which is reasonably expected to result in a Change in Control; and (z) "Good Reason" shall mean a material adverse change in the Executive's duties, responsibilities, or compensation or a change in the Executive's primary work place of more than forty (40) miles, any of which occurs within twenty-four months after the Change of Control.



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CAUSE

For the purposes of this agreement, the term "cause" shall mean:

                  continued failure by the Executive to perform his duties
                       (except as a direct result of the Executive's incapacity due to physical or mental illness) for a period of at least six months after receiving written notification by the Chief Executive Officer of the Parent or an individual designated by the Chief Executive Officer of the Parent identifying the manner in which the Executive has failed to perform his duties, or conduct of the Executive which, in the opinion of a majority of the Board is materially injurious to the Corporation or the Parent, or the Executive's conviction of an indictable offense or a
                       summary conviction offense involving moral turpitude.

RETIRING ALLOWANCE

In the event of the termination of the Executive's employment on or before twenty-four (24) months after a Change in Control, the Corporation shall pay to the Executive an amount (the "Retiring Allowance") in respect of the loss of such employment equal to one-twelfth (1/12th) of the aggregate of his Annual Salary (as hereinafter defined) and Target Incentive (as hereinafter defined) on the last day of each and every month commencing with the first full month following the month in which the Termination Date occurs and ending on the earlier of the last day of the thirtieth (30th) month following the month in which the Termination Date occurs and the last day of the month in which the Executive either dies or reaches the age of sixty-five (65) years (the "Compensation Period").

For the purposes of this agreement, the term "Annual Salary" shall mean the Annual Salary being paid the Executive immediately before his termination, determined prior to any deductions actually taken from salary:

         For salary reductions or deferrals under any plan of the Corporation or the Parent;

         for payment of employee benefits under any plan of the Corporation or the Parent which were charged to the Executive; and

         for the purchase of stock under any plan of the Corporation or the Parent.

The term "Target Incentive" shall mean the Target Incentive as determined under the incentive plan last in effect for the Executive. Notwithstanding any other provision in this paragraph, if the Executive's Annual Salary and Target Incentive so determined is less than the average of the Executive's gross compensation for the three calendar years prior to the Executive's Termination Date, the Executive shall be entitled to receive and the Corporation shall pay to the Executive in the manner hereinbefore provided and throughout the Compensation Period the greater of such average annual gross compensation and the aggregate of the Executive's Annual Salary and Target Incentive. For the purposes hereof, the term "gross compensation" shall mean compensation as reported in the Executive's return of income under Part I of the Income Tax Act (Canada) (the "Act") plus such of the amounts, if any, as are referred to in subparagraphs (a),(b) and (c) of this paragraph as have not been reported in such return of income of the Executive.

BENEFITS

Throughout the Compensation Period, the Executive shall continue to be treated as an "employee" of the Corporation under all stock option, purchase or acquisition plans in effect on the Termination Date; however, no new stock option or purchase awards shall be granted to the Executive after the Termination Date. In addition, the Executive, his dependants, beneficiaries and/or estate shall continue to be entitled to all benefits under medical, dental, life insurance and similar plans (except for any disability plan) that are in effect on the Termination Date. If by reason of law or government regulation or third party contractual restriction, the Executive, his dependants, beneficiaries and/or estate cannot receive or participate in such a benefit, the Corporation or the Parent shall, to the extent necessary, pay or provide for payment of such benefit to the Executive, his dependants, beneficiaries and/or estate in the same amount and manner as they would have been provided had the employment of the Executive with the Corporation not been terminated. Notwithstanding the foregoing, if the Executive is at any time employed by another employer during the Compensation Period, the Corporation or the Parent shall not provide any medical, dental, life insurance and similar benefit to the extent that it is provided by the other employer.

TRANSFER TO RRSP

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On the Termination Date, the independent accountants of the Corporation shall make a determination as to the aggregate amount of the Retiring Allowance that may be transferred to a registered retirement savings plan ("RRSP") under which the Executive is an annuitant and which may be deducted by the Executive in computing his income for a taxation year under Part I of the Act (the "Eligible Amount"). The Executive may elect by giving written notice to the Corporation within ten (10) business days following the Termination Date to have such portion or all of the Retiring Allowance as is equal to or does not exceed the Eligible Amount transferred and paid directly by the Corporation, without deduction, to an RRSP designated by the Executive and under which the Executive is the annuitant. If such election is made, the Executive and the Corporation agree that they will jointly execute such forms and other documents as may be required to cause the Eligible Amount to be transferred and paid to the RRSP and without deduction. In such event, each and every monthly payment of the Retiring Allowance which is required to be paid to the Executive under the terms of this agreement shall be paid to the RRSP until the aggregate of such payments is equal to the Eligible Amount and thereafter such payments shall be made to the Executive and shall be subject to applicable deductions by the Corporation.

DEATH OF THE EXECUTIVE

In the event of the death of the Executive during the Compensation Period, the amount of the monthly Retiring Allowance payable in respect of the month in which death occurs shall be paid to the Executive's estate and the Compensation Period shall be deemed to have ended as of the close of business on the last day of the month in which the death occurred. Coverage of the Executive and any dependants under any plan described in paragraph 5 hereof shall also end on such date. Nothing in this section shall affect payments which are due and owing in respect of the Executive's death.

NON-COMPETITION AND CONFIDENTIALITY

The Executive agrees that:

         the Corporation shall cease providing benefits as herein provided and shall cease making payments in respect of the Retiring Allowance (other than benefits or payments already owed or accrued) if, during the Compensation Period, the Executive shall be employed by or otherwise engaged or be interested in any business which is competitive with any business of the Corporation or the Parent or of any affiliates of the Corporation or the Parent in which the Executive was engaged during his employment with the Corporation and if, but only if, such employment or activity is likely to cause, or causes, serious damage to the Corporation, the Parent or any of their affiliates; and

         during and after the Compensation Period, the Executive will not divulge or appropriate to the Executive's own use or the use of others any secret or confidential information or knowledge pertaining to the business of the Corporation or the Parent or any of their affiliates, obtained during his employment by the Corporation or the Parent or any of their affiliates.

The Corporation has determined, in its best judgment, that the payments to the Executive of the Retiring Allowance and benefits as herein provided are reasonable consideration for requiring the Executive not to compete as described above and for maintaining the confidentiality of information as provided above.

TERMINATION

This agreement shall remain in effect until terminated by the Corporation in accordance with the following provisions. This agreement shall be automatically cancelled on the date (the "Cancellation Date") that is one year after the date the Corporation gives the Executive written notice of cancellation; except that if a Change in Control occurs prior to such Cancellation Date, this agreement shall remain in effect with respect to all rights accruing as a result of the occurrence of the Change in Control. This agreement shall terminate and have no force or effect if the Executive's employment is terminated for any reason prior to a Change in Control except in the circumstances described in paragraph 1(e) hereof.

         RELEASE

The Executive accepts the adequacy of the payments and benefits to be made in his favour in the event of his loss of office due to a Change in control as herein contemplated and, except as to the Executive's entitlement to receive (i) such payment and benefits, and (ii) benefits to which the Executive may be entitled (if any) under the Corporation's and/or Parent's Supplemental Benefit Plan(s), the Executive does hereby release and discharge the Corporation and the Parent from any and all liability arising out of or in any way connected with the termination of the Executive's employment in the circumstances herein contemplated.

ARBITRATION
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Should there be a disagreement or dispute between the parties hereto with respect to this agreement or the interpretation thereof, the same shall be referred to a single arbitrator pursuant to the Commercial Arbitration Act (British Columbia) and the determination of such arbitrator will be final and binding upon the parties hereto. Submission to arbitration pursuant to the provisions of this paragraph will be a condition precedent to the bringing of any action with respect to such disagreement or dispute.

NOTICES

Any notices, request, demands and other communications provided for by this agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing to the Corporation or, in the case of the Corporation, at its principal executive offices.

NON-ALIENATION

The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary act or by operation of law.

GOVERNING LAW

This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

AMENDMENTS

This agreement may not be changed, waived or discharged orally but only by an instrument in writing signed by the parties against which enforcement of such change, waiver or discharge is sought.

ENUREMENT

This agreement shall extend to and be binding upon the Corporation, its successor and assigns.

SEVERABILITY

In the event that any provision or portion of this agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this agreement shall be unaffected thereby and shall remain in full force and effect and shall be severable from such invalid or unenforceable provision.

HEADINGS

The headings of the sections in this agreement are solely for convenience of reference and shall not control the meaning or interpretation of any provision of this agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement this 1st day of May, 1996.

SIGNED, SEALED AND DELIVERED by LARRY
BULLOCK in the presence of:

/s/ C.L. Hamazaki                            )
- --------------------------------------       )
Witness                                      )
                                             )
Cindy Hamazaki                               )
- --------------------------------------       )
Name                                         )      /s/ Larry  Bullock
                                             )      -------------------
#18-7651 Francis Road                        )            LARRY BULLOCK
- --------------------------------------       )
Address                                      )
                                             )
Executive Secretary                          )
- --------------------------------------       )
Occupation

VAN WATERS & ROGERS LTD.

Per: William A. Butler, Assistant Secretary
     --------------------------------------
    Authorized Signatory




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